Guardant Health Reports Fourth Quarter and Full Year 2020 Financial Results and Provides Revenue Outlook for Full Year 2021
2020 Revenue Increased 34% Over Prior Year Period
REDWOOD CITY, Calif. February 24, 2021 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary blood tests, vast data sets and advanced analytics, today reported financial results for the quarter and full year ended December 31, 2020.
Recent Highlights
•Revenue of $78.3 million for the fourth quarter and $286.7 million for the full year of 2020, representing 25% and 34% increases, respectively, over the corresponding periods of 2019

•Launched Guardant Reveal, the first blood-only test with a 7-day turnaround time, for residual disease and recurring monitoring in patients with early-stage colorectal cancer

•Announced development of tissue-based Comprehensive Genomic Profiling assay to provide a comprehensive product offering to oncologists and its launch later in 2021

•Announced partnership with a premier cancer center in Spain, Vall d’Hebron Institute of Oncology, to build a liquid biopsy laboratory and submitted application for regulatory approval of Guardant360 in Japan

•Strengthened balance sheet with $1 billion capital raise and ended 2020 with approximately $2.0 billion in cash, cash equivalents and marketable securities

"I am proud of the Guardant team for the progress made across our business amidst a uniquely challenging year,” said Helmy Eltoukhy, PhD, co-founder and CEO. “Looking ahead in 2021, we will continue to invest aggressively across our business to build the foundations for complete cancer testing to significantly improve outcomes across the continuum of cancer care.”

Fourth Quarter 2020 Financial Results
Revenue was $78.3 million for the three months ended December 31, 2020, a 25% increase from $62.9 million for the three months ended December 31, 2019. Precision oncology revenue grew 13% driven predominantly by an increase in clinical testing revenue which grew 47% over the prior year period. There were 17,353 clinical tests and 4,841 biopharmaceutical tests performed during the fourth quarter of 2020. Development services and other revenue increased 148% primarily related to the timing of project related milestones for companion diagnostic development programs.

Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $49.9 million for the fourth quarter of 2020, an increase of $8.9 million from $41.1 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 64%, as compared to 65% for the corresponding prior year period.

Operating expenses were $141.1 million for the fourth quarter of 2020, as compared to $67.0 million for the corresponding prior year period, an increase of 110%.

Stock-based compensation expense was $56.8 million for the fourth quarter of 2020, as compared to $5.1 million for the fourth quarter of 2019.

Net loss attributable to Guardant Health, Inc. common stockholders was $93.7 million for the fourth quarter of 2020, as compared to $25.2 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $0.94 for the fourth quarter of 2020, as compared to $0.27 for the corresponding prior year period.

Non-GAAP adjusted EBITDA loss was $29.8 million for the fourth quarter of 2020, as compared to a $17.1 million loss for the corresponding prior year period.
Full Year 2020 Financial Results
Revenue for the year ended December 31, 2020 was $286.7 million, a 34% increase from $214.4 million for the year ended December 31, 2019. Precision oncology revenue increased 31% driven predominantly by an increase in clinical testing revenue which grew 70% over the prior year. There were 63,254 clinical tests and 15,983 biopharmaceutical tests performed during 2020. Development services revenue increased 49% primarily due to new collaboration agreements entered in the year ended December 31, 2020 as well as progression of existing collaboration projects from biopharmaceutical customers for companion diagnostic development and regulatory approval services completed during the year ended December 31, 2020.

Gross profit was $194.2 million for the year ended December 31, 2020, an increase of $50.5 million from $143.7 million for the year ended December 31, 2019. Gross margin was 68% for the year ended December 31, 2020, as compared to 67% for the year ended December 31, 2019.

Operating expenses were $449.1 million for the year ended December 31, 2020, as compared to $226.0 million for the year ended December 31, 2019, an increase of 99%.

Stock-based compensation expense was $144.1 million for the year ended December 31, 2020, as compared to $17.0 million for the year ended December 31, 2019.

Net loss attributable to Guardant Health, Inc. common stockholders was $253.8 million for the year ended December 31, 2020, as compared to $75.7 million for the year ended December 31, 2019. Net loss per share attributable to Guardant Health, Inc. common stockholders was $2.60 for the year ended December 31, 2020, as compared to $0.84 for the year ended December 31, 2019.

Non-GAAP adjusted EBITDA loss was $85.2 million for the full year of 2020, as compared to a $53.3 million loss for the corresponding prior year period.

Cash, cash equivalents and marketable securities were $2.0 billion as of December 31, 2020.
2021 Guidance
Guardant Health expects full year 2021 revenue to be in the range of $360 million to $370 million, representing 26% to 29% growth over full year 2020. Clinical volumes for 2021 are expected to be greater than 90,000 tests, growing at least 42% over 2020.
Webcast Information
Guardant Health will host a conference call to discuss the fourth quarter 2020 financial results after market close on Thursday, February 24, 2021 at 2:00 pm Pacific Time / 5:00 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measure
We believe that the exclusion of certain income and expenses in calculating non-GAAP Adjusted EBITDA can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. To derive Adjusted EBITDA, we remove from GAAP results the impact of income (expenses) attributable to material non-cash items, specifically stock-based compensation and fair value remeasurements due to the subjectivity, management judgment, and market fluctuations involved around these amounts. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance.
This non-GAAP financial measure is not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measure prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
Definition of Non-GAAP Adjusted EBITDA
Non-GAAP “Adjusted EBITDA” is defined as net loss attributable to Guardant Health, Inc. common stockholders before: (i) interest income,(ii) interest expense (iii) provision for (benefit from) income taxes, (iv) depreciation and amortization expense, (v) other (income) expense, net, (vi) stock-based compensation expense, (vii) adjustments relating to non-controlling interest and contingent consideration and, if applicable in a reporting period, and (viii) acquisition-related expenses, and other non-recurring items.
About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary blood tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched liquid biopsy-based Guardant360®, Guardant360 CDx, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. These tests fuel development of its LUNAR screening program, which aims to address the needs of asymptomatic individuals eligible for cancer screening and individuals at a higher risk for developing cancer with early detection.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2019 and in its other reports filed with the Securities and Exchange Commission, including, its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2020. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
Carrie Mendivil
investors@guardanthealth.com

Media Contact:
Anna Czene
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Revenue:
Precision oncology testing	$64,703	$57,414	$236,324	$180,462
Development services and other	13,613	5,483	50,406	33,913
Total revenue	78,316	62,897	286,730	214,375
Costs and operating expenses:
Cost of precision oncology testing (1)	22,070	20,004	74,769	62,255
Cost of development services and other	6,337	1,834	17,766	8,465
Research and development expense (1)	40,282	25,875	149,862	86,292
Sales and marketing expense (1)	31,288	22,287	106,513	78,335
General and administrative expense (1)	69,505	18,859	192,770	61,399
Total costs and operating expenses	169,482	88,859	541,680	296,746
Loss from operations	(91,166)	(25,962)	(254,950)	(82,371)
Interest income	1,900	3,871	10,171	13,741
Interest expense	(4,736)	(321)	(4,766)	(1,181)
Other (expense) income, net	1,220	(187)	3,641	88
Loss before provision for income taxes	(92,782)	(22,599)	(245,904)	(69,723)
Provision for (benefit from) income taxes	263	(489)	379	(1,872)
Net loss	(93,045)	(22,110)	(246,283)	(67,851)
Adjustment of redeemable noncontrolling interest	(700)	(3,100)	(7,500)	(7,800)
Net loss attributable to Guardant Health, Inc. common stockholders	$(93,745)	$(25,210)	$(253,783)	$(75,651)
Net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	$(0.94)	$(0.27)	$(2.60)	$(0.84)
Weighted-average shares used in computing net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	100,018	93,997	97,504	90,597
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Cost of precision oncology testing	$701	$301	$1,839	$863
Research and development expense	2,669	1,203	10,024	5,907
Sales and marketing expense	2,994	1,786	9,279	4,716
General and administrative expense	50,398	1,782	122,971	5,468
Total stock-based compensation expense	$56,762	$5,072	$144,113	$16,954

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$832,977	$143,228
Short-term marketable securities	961,903	379,574
Accounts receivable, net	53,299	47,986
Inventory	22,716	15,181
Prepaid expenses and other current assets, net	17,466	11,389
Total current assets	1,888,361	597,358
Long-term marketable securities	246,597	268,783
Property and equipment, net	62,782	43,668
Right-of-use assets	37,343	29,140
Intangible assets, net	16,155	8,524
Goodwill	3,290	3,290
Capitalized license fees	45	6,890
Other assets, net	17,208	4,882
Total Assets	$2,271,781	$962,535
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,340	$16,197
Accrued compensation	28,280	18,557
Accrued expenses	22,639	25,703
Deferred revenue	8,550	12,277
Total current liabilities	66,809	72,734
Convertible senior notes, net	806,292	—
Long-term operating lease liabilities	41,565	33,256
Obligation related to royalty	—	6,880
Other long-term liabilities	1,520	1,672
Total Liabilities	916,186	114,542
Redeemable noncontrolling interest	57,100	49,600
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of December 31, 2020 and December 31, 2019; 100,213,985 and 94,261,414 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	1,902,389	1,150,090
Accumulated other comprehensive income	2,697	1,111
Accumulated deficit	(606,592)	(352,809)
Total Stockholders’ Equity	1,298,495	798,393
Total Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity	$2,271,781	$962,535

Guardant Health, Inc.
Reconciliation of Net Loss Attributable to Guardant Health, Inc. Common Stockholders (1) to Non-GAAP Adjusted EBITDA (unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net loss attributable to Guardant Health, Inc. common stockholders	$(93,745)	$(25,210)	$(253,783)	$(75,651)
Adjustments:
Interest income	(1,900)	(3,871)	(10,171)	(13,741)
Interest expense	4,736	321	4,766	1,181
Other (income) expense, net	(1,220)	187	(3,641)	(88)
Provision for (benefit from) income taxes	263	(489)	379	(1,872)
Depreciation and amortization	4,603	3,448	16,065	11,411
Stock-based compensation expense	56,762	5,072	144,113	16,954
Adjustments relating to non-controlling interest and contingent consideration	700	3,400	7,380	8,100
Acquisition related expenses (2)	—	—	9,707	422
Adjusted EBITDA (non-GAAP)	$(29,801)	$(17,142)	$(85,185)	$(53,284)

(1) Net Loss attributable to Guardant Health, Inc. common stockholders is the most directly comparable GAAP operating financial measure.
(2) For the twelve months ended December 31, 2020, acquisition related expenses consist of a dispute settlement expense of $1.2 million and an IPR&D technology write off for $8.5 million incurred during the three months ended March 31, 2020 in connection with a settlement and a license purchase agreement. For the twelve months ended December 31, 2019, acquisition related expenses of $0.4 million primarily include certain diligence, accounting, and legal expenses incurred related to our Bellwether acquisition.